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                                   Exhibit (4)
                                SUBSCRIPTION FORM

To:      MedStrong International Corporation

         The undersigned hereby acknowledges receipt of the Prospectus, dated _________________, 2001, of MedStrong International Corporation (the "Company") and subscribes for the following number of units, consisting of one (1) share of common stock of the Company and one (1) warrant to purchase one (1) share of common stock of the Company at a purchase price of $.75 ("Unit"), of the Company upon the terms and conditions set forth therein:

Number of Units:    ______________                  All Subscriptions are
                                                    subject to acceptance by
Price Per Unit:   $ ______________                  the Company, to
                                                    availability, and to
Payment Enclosed: $ ______________                  certain other conditions,
                                                    and any subscription may
                                                    be declined in whole or in
                                                    part by return of the
                                                    subscription monies
                                                    without interest.

Make checks payable to "MedStrong International Corporation"

Date:  ___________________, 2001               Accepted by Company:

________________________________               _____________________________
                                               Authorized Officer

__________________________________             for ____________________ Shares
(Signature (s) of Subscriber (s)

__________________________________

Social Security or Tax I.D.

The certificates for such stock                Check one if more than one owner:
are to be issued as follows:

__________________________________              [ ]      Joint tenants WRS
Name (s)
__________________________________              [ ]      Tenants in Common

__________________________________              [ ]      Custodian under UGMA
Address
__________________________________             Other:   ____________________

__________________________________

__________________________________

                      [See Blue Sky Restrictions Attached]